EXHIBIT 12
STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)

                                        January 29,     January 31,      February 1,     February 2,     February 3,
                                            2005            2004            2003             2002           2001*
                                       --------------- --------------- ---------------- --------------- ---------------
Consolidated pretax income                   $184,551         $15,994         $204,261        $120,963        $183,531
Fixed charges (less capitalized
    interest)                                 157,314         202,432          212,479         216,605         221,957
                                       --------------- --------------- ---------------- --------------- ---------------
EARNINGS                                     $341,865        $218,426         $416,740        $337,568        $405,488
                                       =============== =============== ================ =============== ===============

Interest                                     $139,056        $181,065         $189,779        $192,344        $196,609
Capitalized interest                            4,485           2,622            2,469           5,415           4,720
Interest factor in rent expense                18,258          21,367           22,700          24,261          25,348
                                       -------------- --------------- ---------------- --------------- ---------------
FIXED CHARGES                                $161,799        $205,054         $214,948        $222,020        $226,677
                                       =============== =============== ================ =============== ===============

Ratio of earnings to fixed
    Charges                                      2.11            1.07             1.94            1.52            1.79
                                       =============== =============== ================ =============== ===============

*53 week year.